UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2018

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 – 35th Street, Pittsburgh, Pennsylvania 15201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2018, Limbach Holdings, Inc. (the “Company”), Limbach Facility Services LLC (“Borrower”), Limbach Holdings LLC (“Parent”), Limbach Company LLC (“Limbach Company”), Limbach Company LP (“Limbach LP”), Harper Limbach LLC (“Harper”) and Harper Limbach Construction LLC (“Construction” and together with Parent, Limbach Company, Limbach LP and Harper, the “Initial Guarantors”) entered into a Third Amendment to the Credit Agreement (the “Amendment”) with Fifth Third Bank (“Fifth Third”), as Administrative Agent and L/C Issuer and the other Lenders party thereto. The Amendment amends that certain Credit Agreement entered into between the Borrower, the Initial Guarantors and Fifth Third on July 26, 2016 (as amended, the “Credit Agreement”), to, among other things, (i) increase the amount that may be drawn against the revolving credit facility for the issuances of letters of credit from $5.0 million to $8.0 million; (ii) modify the definition of EBITDA to include certain one-time costs and non-cash charges; and (iii) join the Company as a guarantor under the Credit Agreement and related loan documents. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

In connection with the Amendment, the Company entered into an Assumption and Supplement to Security Agreement with Fifth Third on March 21, 2018 (the “Assumption and Supplement”). The Assumption and Supplement supplements that certain Security Agreement (the “Security Agreement”) dated as of July 26, 2016, executed by the Borrower and the other parties thereto in favor of Fifth Third. Pursuant to the Assumption and Supplement, the Company became a Debtor (as defined in the Security Agreement) party to the Security Agreement and granted a lien on certain of its assets as described therein.

The foregoing description of the Amendment and the Assumption and Supplement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Assumption and Supplement, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated March 21, 2018, by and among Limbach Holdings, Inc., Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer.

10.2	Assumption and Supplement to Security Agreement, dated March 21, 2018, by and between Limbach Holdings, Inc. and Fifth Third Bank, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

Dated: March 26, 2018